Exhibit 23.2

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426           (614) 766-1459 FAX

September 11, 2019

Boards of Directors

Cincinnati Bancorp

Cincinnati Federal

6581 Harrison Avenue

Cincinnati, Ohio 45247

Members of the Boards:

We hereby consent to the use of our firm’s name in (i) the Registration Statement on Form S-1 to be filed by Cincinnati Bancorp with the Securities and Exchange Commission, and (ii) the Application for Conversion on Form AC to be filed by Cincinnati Federal with the Board of Governors of the Federal Reserve System and with the Office of the Comptroller of the Currency, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our appraisal and our statement concerning subscription rights in such filings, including the prospectus of Cincinnati Bancorp.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller

Michael R. Keller

President

MRK:jmm